Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-46024, 333-82233, 333-58235 and 333-06577)
of Integra LifeSciences Holdings Corporation and Subsidiaries of our report dated February 23, 2001 (except for Note 18, as to which the date is March 16, 2001, and Note 2, as to which the date is May 14, 2001) relating to the consolidated financial statements and financial statement schedules which appear in this Annual Report on Form 10-K/A.


PricewaterhouseCoopers LLP
Florham Park, New Jersey
May 24, 2001